UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2011

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Annual Management Incentive Plan Cash Bonuses Paid in the Form of Restricted Stock for Certain Executive Officers

On February 16, 2011, the Management and Development Committee (the “Committee”) of the Board of Directors of Financial Institutions, Inc. (the “Company”) approved 2010 incentives earned under the Company’s Annual Management Incentive Plan (the “Plan”), where executive officers were awarded annual incentive bonuses in the form of restricted stock.

The Company participated in the Troubled Asset Relief Program (TARP) under the Emergency Economic Stabilization Act of 2008 (EESA), as amended by the American Recovery and Reinvestment Act of 2009 (ARRA). The ARRA prohibits the Company from paying bonuses to certain employees in the form of cash. These restrictions apply during the period in which the obligation to Treasury remains outstanding. Therefore, to remain in compliance with TARP, the Committee elected to pay annual incentive bonuses earned under the Plan in the form of ARRA-compliant restricted stock.

In addition, until the Company repays the TARP obligation, grants of restricted stock to executive officers may not exceed one-third of their total compensation for the entire year. Therefore, the MD&C Committee approved the value of the executive officers’ annual cash incentives, paid in the form of restricted stock, in amounts that met the one-third limitation imposed by the ARRA, after considering all other restricted stock granted in 2010. Since the one-third limitation required a significant reduction in the amount of restricted stock granted to the executive officers, the MD&C Committee concluded that no deferral of the annual incentive award was required in 2010. To comply with the provisions of the ARRA, we obtained clawback agreements from each of the executive officers.

The restricted stock awards were granted under the Company’s 2009 Management Stock Incentive Plan and vest on February 16, 2013, subject to the executive officers’ continued employment and subject to accelerated vesting upon the death or disability of the participant. Additionally, as long as we remain a TARP recipient, the restricted stock awards may be transferred only in 25% increments at the time of our repayment of 25%, 50%, 75%, and 100%, respectively, of the financial assistance we received under TARP, or as may be required to satisfy tax obligations incurred in connection with the vesting of the restricted shares. These restricted stock awards are not entitled to receive dividends.

The table below shows the annual incentive award that was earned by each of our named executive officers (based on December 31, 2010 financial and individual results) and the value of the annual incentives awarded in the form of restricted stock after the one-third limitation imposed by the ARRA.

	Total Annual			Equivalent
	Incentive Earned	Annual Incentive		Restricted Stock
	(in accordance with	Award Forfeited	Adjusted Annual	Awards
	the Plan)	(1)	Incentive Award	(2)
Named Executive	$	$	$	#

Peter G. Humphrey	324,096	241,517	82,579	4,283
Karl F. Krebs	107,190	89,471	17,719	919
Richard J. Harrison	120,000	89,851	30,149	1,563
John J. Witkowski	131,907	95,030	36,877	1,912
Martin K. Birmingham	119,683	87,604	32,079	1,663
George D. Hagi	117,446	90,116	27,330	1,417

(1) Due to one-third limitation imposed by the ARRA

(2) The number of shares of restricted stock granted to each executive officer was determined by dividing the value of their adjusted annual incentive award by the closing price of the Company’s common stock on the date of grant (February 16, 2011).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

February 22, 2011	By:	Karl F. Krebs

Name: Karl F. Krebs
Title: Executive Vice President and Chief Financial Officer